MESSAGING SERVICE AGREEMENT

THIS ANSWERING SERVICE AGREEMENT ("Agreement") is made as of November 22, 2002, by and between Total Infosystems, Inc. ("Total"), with its principal offices located 204 North Center Drive, North Brunswick, NJ 08902 and Medlink USA, Inc. with its principal offices located at 69 Mall Drive, Commack NY 11725 ("Company").

                                   WITNESSETH:

WHEREAS, Total is engaged in the business of providing contact center services on either an inbound, outbound or web enabled basis; and

WHEREAS, Company is engaged in the business of managing and implementing answering service campaigns; and

WHEREAS, Total and Company desire that Total shall be engaged as an independent contractor to implement company campaigns;



           NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:


           1. Total will provide contact and/or call center and attendant support services as set forth in a fully executed Addendum for each company program (each "Program") which Addendum, upon execution by both parties, shall become a part of and be subject to the terms and conditions set forth in this Agreement.

           2. Company shall provide Total with client details (names, addresses and telephone numbers). Company will approve all scripts and reporting formats to be used for each Program.

           3. Total will provide company with call report information in a format mutually agreed upon by Company and Total directly from the software in use for the Program.

           4. Company shall pay Total a fee (the "Fee") as provided in the Addendum to this Agreement.

           5. Either party may terminate this Agreement by providing the other with at least 60 days prior written notice indicating its intent to terminate.

           6. It is expressly understood that all information relating to the Company's Programs that are or become a part of this Agreement, including, but not limited to, all reports, response date, call date, scripts, direct mail materials, and any other Company's written materials, strategies and marketing plans are "confidential information," are the sole property of Company's and may not be made available to any third party, individual, organization or business without the prior written consent of Company.

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           7. If at any time a third party, including the media, contacts Total concerning the conduct of its activities under this Agreement on behalf of Company, Total will (i) make no comment and, (ii) immediately notify Company of the third party contact and (iii) refer the third party to Company.


           8. The parties to this Agreement are independent contractors. Nothing in this Agreement implies or may be construed to imply a joint venture or any employer-employee relationship. Beyond the terms and conditions of this Agreement, neither party shall be required to perform any obligation or assume any liability for the other party.

           9. Neither Total nor the Company shall be liable for any delay or failure in performance under this Agreement or for any interruption of services rendered hereunder, which result directly or indirectly from acts of God, civil or military authority, acts of public enemies, war, accidents, fires, earthquakes, the elements or any other cause beyond the direct and reasonable control of either Total or the Company.

           10. Company shall indemnify, defend and hold harmless Total, its directors, officers, agents, stockholders and employees from and against any and all losses, liabilities, damages costs and expenses arising out of any claim, suit, judgment, incurred as a result of Company's acts or omissions related to this Agreement, or which arise out of, or relate to the Products and Services of Company offered or performed by Total pursuant to this Agreement, or which result from a breach of Company representations and warranties contained in this Agreement.

           11. Both parties hereby grant to the other party and/or its representatives, the right and power upon ten (10) days prior written notice to audit during regular business hours and at the requesting parties sole expense the other party's books and records as it relates to the terms and conditions of this Agreement.

           12. Notices provided for in this Agreement will be in writing and shall be delivered by hand, reputable overnight courier or facsimile to the parties at the following addresses, or such other addresses either party may designate by notice to the other party in accordance with this Section:

If to Total:

Prime Joseph
Chief Operating Officer
Total Infosystems Inc.
204 North Center Drive
North Brunswick, NJ 08902



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If to Company:       Dr. Micael Carvo
                     President
                     Medlink USA, Inc
                     69 Mall Drive
                     Commack, NY  11725



           13. This Agreement shall be governed by and in accordance with the internal laws of the state of New York, USA.

           14. This Agreement and program specific Addendum(s) subsequently executed by both parties constitutes the Entire Agreement between the parties concerning its subject matter. All other prior Agreements among the parties, whether written or oral, are terminated, effective as of the date herein written and shall no longer be of any further force or effect. This Agreement cannot be changed, modified or discharged orally, but only by an instrument in writing, signed by the parties to this Agreement. There are no representations, warranties or agreements, oral or written, other than those set forth in this Agreement. This Agreement may be executed in counterparts, each of, which shall be deemed an original, and all, which together shall be deemed one instrument.

           15. If any sentence, section or other provision of this Agreement is finally determined to be invalid or void by a court of competent jurisdiction, then the sentence, section or other provision shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

           16. The parties shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purpose and intent of this Agreement.

           17. Each party hereby expressly represents and warrants that it has read this Agreement, that it understands all of its terms and that its counsel has explained the contents of this Agreement. Each party further represents and warrants that this Agreement is executed voluntarily and with full knowledge of its significance.

           18. In the event suit is brought by either party to enforce the terms of this Agreement or to collect any moneys due hereunder, the prevailing party in any such action shall be entitled to recover, in addition to any other remedy to which it may be entitled, reimbursement for reasonable attorneys' fees, costs, cost of investigation and related expenses incurred in connection therewith.



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           19. The exclusive measure of damages arising from, under or in connection with this Agreement or any failure of performance related hereto, whether arising by negligence, intended conduct or otherwise will be limited to direct damages only, and all other damages are waived.



           IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of this 31st day of November, 2002.



                                        Total


                                        By:
                                           -------------------------------------
                                              Printed name: ____________________
                                              Title: ___________________________


                                        Medlink USA, Inc


                                        By:
                                           -------------------------------------
                                              Printed name:
                                              Title: ______________________



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                                 ADDENDUM NO. 1
                                       TO
                           MESSAGING SERVICE AGREEMENT


           1. PROGRAM DESCRIPTION: Total will conduct an inbound and outbound Answering service program on a 24x7x365 basis and will follow the client's instructions to dispose off the calls.

           2. SCRIPTING:Company shall provide the script for the project. The script for this program will employ a simple dialogue to be followed by each total agent performing duties as per the instructions of the Doctors office/ client. The call center solution to be set up in such a way that the agent would know the name of the client for which the call has been received

           3. CLIENTS DATABASE: Company will provide the necessary clients information/instructions to SMT for executing the program.


           4. HOURS OF OPERATION: Total is responsible for receiving and handling the calls twenty four hours per day seven hours per week.

           5. REPORTS: Reports must be completed and submitted on the schedule as set out in the Project Blueprint.

           6. FEE: Company shall pay Total a fee of $.22 USD per inbound and outbound calls made or received. Company will make these payments on a monthly basis at the end of each month against the no. of calls reported by Total.


                                  Total


                                  By:
                                     ----------------------------------
                                  Printed name: ________________
                                  Title: _________________________


                                  Medlink USA, Inc


                                  By:
                                     ----------------------------------
                                  Printed name:___________________
                                  Title: __________________________









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